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                                                                       Exhibit 5

                    [GEOTEK COMMUNICATIONS, INC. LETTERHEAD]

                                                     October 16, 1995

Geotek Communications, Inc.
20 Craig Road
Montvale, New Jersey 07645

Gentlemen:

         I am general counsel to Geotek Communications, Inc., a Delaware corporation (the "Company"), and have served in such capacity in connection with the preparation of the Company's Registration Statement on Form S-3 (Registration No. 33-62327) which the Company filed with the Securities and Exchange Commission (the "SEC") on September 1, 1995 under the Securities Act of 1933, as amended (the Registration Statement as amended at the time it became effective being referred to herein as the "Registration Statement"). The Registration Statement relates to the offer and sale of an aggregate of $20,700,000 principal amount at maturity of the Company's 15% Series A Senior Secured Discount Notes due 2005 (the "Offered Notes"). The Offered Notes were issued under an Indenture dated as of June 30, 1995 between the Company and IBJ Schroder Bank & Trust Company (the "Trustee"), as supplemented by that certain Supplemental Indenture dated as of August 28, 1995 (collectively, the "Indenture").

         I have examined, among other things, the Certificate of Incorporation and the Bylaws of the Company, the Indenture and the form of Offered Note. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Company and other instruments and documents and statutory and other materials as I have deemed necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinion below, I have assumed, without any independent investigation or verification of any kind: (i) the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to me as originals and the conformity to original documents and completeness of all documents submitted to me as certified, conformed or photostatic copies; (ii) that the Indenture has been duly authorized, executed and delivered by the Trustee; and (iii) that the Offered Notes have been duly authenticated by the Trustee.

         Based on and subject to the foregoing and subject to the qualifications, limitations and exceptions contained below, I am of the opinion that the Offered Notes have been duly authorized, executed and delivered by the Company and are entitled to the benefits of the Indenture and are valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer and conveyance laws and other similar laws of general application now or thereafter in effect relating to or affecting the rights and remedies of creditors generally, (ii) as limited by general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the enforceability under certain circumstance under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, and (iv) I express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.19 of the Indenture.

         The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and United States Federal law. No opinion is expressed on any matters other than those expressly referred herein. The opinions set forth herein are as of the date of this letter and I do not render any opinion as to the effect of any matter which may occur subsequent to the date hereof.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit hereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

                                                     Very truly yours,

                                                     /s/ Andrew Siegel
                                                     --------------------------
                                                     Andrew Siegel

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